                                                               EXHIBIT j(1)




                        CONSENT OF INDEPENDENT AUDITORS



We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated December 18, 2003 and December 22, 2003, relating to the financial statements and financial highlights which appear in the October 31, 2003 Annual Reports to Shareholders of The MainStay Funds, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Independent Accountants" and "Financial Highlights" in such Registration Statement.



PricewaterhouseCoopers LLP

New York, New York


February 26, 2004